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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report on ORBCOMM Global, L.P.'s December 31, 2000 and 1999, financial statements dated April 12, 2001, and our report on Orbital Communications Corporation's December 31, 1999, financial statements dated February 3, 2000, except with respect to the matters described in Note 10, as to which the date is April 12, 2001, incorporated by reference in this Form 10-K, into Orbital Sciences Corporation's previously filed Registration Statements on Form S-8 (File Nos. 33-84296, 33-62277, 33-64517, 333-53585, 333-69887, 333-69885,
333-27999, 333-59470, and 333-59474) and Form S-3 (File No. 333-59402).

ARTHUR ANDERSEN LLP

Vienna, Virginia
March 26, 2002